 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 11, 1998
                                                         REGISTRATION NO. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        ----------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                        ----------------------------------
                                 MEDIRISK, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                                         58-2256400
(STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NO.)


                         TWO PIEDMONT CENTER, SUITE 400
                            3565 PIEDMONT ROAD, N.E.
                          ATLANTA, GEORGIA 30305-1502
                                 (404) 364-6700
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                  MEDIRISK, INC. 1998 LONG-TERM INCENTIVE PLAN
                MEDIRISK, INC. 1998 EMPLOYEE STOCK PURCHASE PLAN
               OPTION AGREEMENT FOR 32,480 SHARES OF COMMON STOCK
                   BETWEEN MEDIRISK, INC. AND MARK A. KAISER
                           (FULL TITLES OF THE PLANS)


                        ----------------------------------

                             KENNETH M. GOINS, JR.
                                 MEDIRISK, INC.
                         TWO PIEDMONT CENTER, SUITE 400
                            3565 PIEDMONT ROAD, N.E.
                          ATLANTA, GEORGIA 30305-1502
                                 (404) 364-6700
      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                       AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:
                           DOUGLAS B. CHAPPELL, ESQ.
                                 ALSTON & BIRD
                              ONE ATLANTIC CENTER
                           1201 WEST PEACHTREE STREET
                          ATLANTA, GEORGIA 30309-3424
                                 (404) 881-7000
                              (404) 881-7777 (FAX)


                        ----------------------------------
                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                      PROPOSED MAXIMUM      PROPOSED MAXIMUM
     TITLE OF SECURITIES           AMOUNT TO BE        OFFERING PRICE      AGGREGATE OFFERING        AMOUNT OF
       TO BE REGISTERED           REGISTERED (1)       PER SHARE (2)           PRICE (2)          REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
         Common Stock                732,480             $2.55                  $1,867,824               $551
=====================================================================================================================

(1) Of the 732,480 shares being registered, all are reserved for issuance pursuant to stock incentives.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c), based upon the average of high and low prices reported on the NASDAQ National Market System on September 9, 1998.

==============================================================================

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


         The documents constituting Part I of this Registration Statement will be sent or given to participants in the Plans as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by Medirisk, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as amended.

     (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998.

     (c) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998.

     (d) The Company's Current Report on Form 8-K, filed with the Commission on April 13, 1998.

     (e) The Company's Current Report on Form 8-K, filed with the Commission on May 29, 1998, as amended by Form 8-K/A, filed with the Commission on June 5, 1998.

     (f) The Company's Current Report on Form 8-K, filed with the Commission on June 30, 1998, as amended by Form 8-K/A filed with the Commission on August 31, 1998.

     (g) The description of the Company's Common Stock contained in the Company's Registration Statement, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant's Bylaws, as amended, and the Certificate of Incorporation, as amended, provide that directors and officers of the Registrant will be indemnified by the Registrant to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on behalf of the Registrant. The Certificate of Incorporation, as amended, also provides that the right of directors and officers to indemnification is not exclusive of any other right now possessed or hereafter acquired under any statute, agreement or otherwise. The Registrant and its officers and directors have entered into indemnification agreements providing for mandatory indemnification consistent with the provisions in the Bylaws.

         The Registrant's Certificate of Incorporation provides that Directors of the Registrant will not be personally liable for monetary damages to the Registrant for certain breaches of their fiduciary duty as directors, except for (i) any appropriation of any business opportunity of the Company in violation of his duties to the Registrant or its shareholders, (ii) acts or omissions which involve intentional misconduct or a knowing violation of law,
(iii) approval of certain illegal dividends or redemptions and (iv) transactions approved by the directors from which they derive an improper personal benefit. In appropriate circumstances, equitable remedies or nonmonetary relief, such as an injunction, will remain available to a shareholder seeking redress from any such violation. In addition, the provision applies only to claims against a director arising out of his role as a director and not in any other capacity (such as an officer or employee of the Registrant).


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

ITEM 8.  EXHIBITS

4.1 Certificate of Incorporation as amended (incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-1, filed with the Commission on September 19, 1996). (Registration No. 333-12311)

4.1.1 Certificate of Designation of Series 1998-A Preferred Stock (incorporated by reference to Exhibit 3.1.1 of the Company's Current Report on Form 8-K, filed with the Commission on April 13, 1998).

4.1.2 Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock.

4.2 Bylaws (incorporated by reference to Exhibit 3.2 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Commission on March 30, 1998).

5 Opinion of Alston & Bird, counsel to Registrant, as to the legality of the securities being registered.

23.1     Consent of Alston & Bird (included in Exhibit 5)

23.2     Consent of KPMG Peat Marwick LLP

23.3     Consent of Lovins, Clark and Company, P.C.

23.4     Consent of Ernst & Young LLP

24       Power of Attorney (see signature pages to this Registration Statement)

ITEM 9.  UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.










             [the remainder of this page intentionally left blank]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on September 10, 1998.


                       MEDIRISK, INC.



                       By:     /s/ Kenneth M. Goins, Jr.
                          ----------------------------------------------------
                          Kenneth M. Goins, Jr.
                          Executive Vice President and Chief Financial Officer


                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark A. Kaiser, Kenneth M. Goins and Barry W. Burt, and each of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his name or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         /s/ Mark A. Kaiser                          Chairman of the Board, Chief              September 10, 1998
--------------------------------------------         Executive Officer and President
         Mark A. Kaiser                              (Principal Executive Officer)


         /s/ Kenneth M. Goins, Jr.                   Executive Vice President and              September 10, 1998
--------------------------------------------         Chief Financial Officer (Principal
         Kenneth M. Goins, Jr.                       Financial Officer)


         /s/ Thomas C. Kuhn III                      Vice President -- Finance and             September 10, 1998
--------------------------------------------         Administration (Principal
         Thomas C. Kuhn III                          Accounting Officer)


         /s/ Keith O. Cowan                          Director                                  September 10, 1998
--------------------------------------------
         Keith O. Cowan


         /s/ Michael J. Finn                         Director                                  September 10, 1998
--------------------------------------------
         Michael J. Finn

         /s/ William M. McClatchey, M.D.             Director                            September 10, 1998
--------------------------------------------
        William M. McClatchey, M.D.


         /s/ Robert P. Pinkas                        Director                            September  10, 1998
--------------------------------------------
         Robert P. Pinkas